UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

_____________________________

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A U.S. National Banking Association

94-1347393

(Jurisdiction of incorporation or

(I.R.S. Employer

organization if not a U.S. national

Identification No.)

bank)

420 Montgomery Street

San Francisco, CA

94163

(Address of principal executive offices)

(Zip code)

WELLS FARGO & COMPANY

Law Department, Trust Section

MAC N9305-172

Sixth Street and Marquette Avenue, 17TH floor

Minneapolis, Minnesota  55479

(612) 667-1234

(Agent for Service)

_____________________________

LABS Home Equity Loan Asset-Backed Notes, Series 2004-2

(Exact name of obligor as specified in its charter)

Delaware

Not Yet Received

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

C\O Wilmington Trust

Rodney Square North

1100 North Market Street

Wilmington, DE

19890-0001

(Address of principal executive offices)

(Zip code)

_____________________________

LABS Home Equity Loan Asset-Backed Notes, Series 2004-2

(Title of the indenture securities)

Item 1.

General Information.  Furnish the following information as to the trustee:

(a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

The Board of Governors of the Federal Reserve System

Washington, D.C.

(b)

Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.

Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.

Not applicable.

Item 16.  List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Wells Fargo Bank, N.A. incorporates by reference into this Form T-1 the exhibits attached hereto.

Exhibit 1.

A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.

A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.

A copy of the authorization of the trustee to exercise corporate trust powers.  A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.

Copy of By-laws of the trustee as now in effect. *

Exhibit 5.

Not applicable.

Exhibit 6.

The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.

Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.

Not applicable.

Exhibit 9.

Not applicable.

*

Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 14th day of May, 2004.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stacey Taylor

Name:

Stacey Taylor

Title:

Assistant Vice President

EXHIBIT 6

May 14, 2004

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stacey Taylor

Name:

Stacey Taylor

Title:

Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 420 Montgomery Street, San Francisco, CA  94163

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2003, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts

        In Millions

        ______________

ASSETS

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin

$ 11,411

Interest-bearing balances

     3,845

Securities:

Held-to-maturity securities

           0

Available-for-sale securities

   17,052

Federal funds sold and securities purchased under agreements to resell:

Federal funds sold in domestic offices

        516

Securities purchased under agreements to resell

        109

Loans and lease financing receivables:

Loans and leases held for sale

   14,571

Loans and leases, net of unearned income

 172,511

LESS: Allowance for loan and lease losses

     1,554

Loans and leases, net of unearned income and allowance

 170,957

Trading Assets

     6,255

Premises and fixed assets (including capitalized leases)

     2,067

Other real estate owned

        144

Investments in unconsolidated subsidiaries and associated companies

        306

Customers’ liability to this bank on acceptances outstanding

          68

Intangible assets

Goodwill

     6,814

Other intangible assets

     7,501

Other assets

     8,858

      ___________

Total assets

              $250,474

LIABILITIES

Deposits:

In domestic offices

             $157,695

Noninterest-bearing

   44,315

Interest-bearing

 113,380

In foreign offices, Edge and Agreement subsidiaries, and IBFs

                 16,249

Noninterest-bearing

            6

Interest-bearing

   16,243

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased in domestic offices

                 14,685

Securities sold under agreements to repurchase

     1,613

           Dollar Amounts

           In Millions

      _______________

Trading liabilities

    4,277

Other borrowed money

(includes mortgage indebtedness and obligations under capitalized leases)

  18,212

Bank’s liability on acceptances executed and outstanding

         68

Subordinated notes and debentures

    6,742

Other liabilities

    7,358

_______

Total liabilities

             $226,899

Minority interest in consolidated subsidiaries

         60

EQUITY CAPITAL

Perpetual preferred stock and related surplus

          0

Common stock

       520

Surplus (exclude all surplus related to preferred stock)

  17,709

Retained earnings

     4,920

Accumulated other comprehensive income

       366

Other equity capital components

           0

________

Total equity capital

   23,515

________

Total liabilities, minority interest, and equity capital

              $250,474

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

     James E. Hanson

        Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt

Howard Atkins

Directors

John Stumpf